EXHIBIT 99.1


                         REGIONS FINANCIAL CORPORATION
                              EXECUTIVE BONUS PLAN
                       Effective Date: January 1, 2005

I. PURPOSE

      The purpose of the Plan is to:

        A. optimize the soundness, profitability and growth of the Company;

        B. promote and encourage excellence in the performance of individual responsibilities; and

        C. provide an incentive opportunity for executive officers of the Company.

      The Plan provides for the payment of annual monetary awards to Participants based upon the achievement by the Company of Performance Goals. The Plan is intended, but not required, to preserve the Company's federal income tax deduction for annual bonus payments made to Participants under the Plan by meeting the requirements for performance-based compensation under
Section 162(m). No executive officer participating in the Plan with respect to any Plan Year will be eligible to participate in the Company's Corporate Annual Bonus Plan with respect to such year.

II. PLAN ADMINISTRATION

      The Committee shall be responsible for the management and administration of the Plan. The Committee has the exclusive authority to interpret and apply the Plan as it deems to be in the best interests of the Company and its stockholders. The Committee's interpretation of the Plan and all decisions and determinations by the Committee relating to the Plan or to awards issued thereunder shall be final and binding on all parties. The Committee has the authority to delegate the day-to-day administration of the Plan to employees in the Company's Human Resources Division or to such other persons as the Committee deems reasonable under the circumstances.

III. AUTHORITY OF COMMITTEE

      The Committee, as plan administrator, has the exclusive power, authority, and discretion to:

        A. designate Participants;

        B. determine the Target Award for Participants;

        C. establish Performance Criteria and weightings for different Performance Criteria, and determine whether Performance Goals were achieved in a given Plan Year;

        D. reduce any Incentive Bonus, regardless of the achievement of Performance Goals;

        E. construe and interpret the Plan and adopt any rules and regulations as it may deem necessary or advisable to administer the Plan;

        F. modify or amend the terms of the Plan, as provided herein;

        G. cancel the participation of any person who conducts himself in a manner which the Committee, in the exercise of reasonable discretion, determines to be inimical to the best interests of the Company;

        H. correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary; and

        I. perform all other acts it deems necessary to carry out the intent and purpose of the Plan.

      The Committee's determination under the Plan of the persons to participate and receive awards and the terms and conditions of such awards need not be uniformly applicable to all Participants and may be made by the Committee on a selective basis among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated. The Committee shall have final approval authority over the payment of all Incentive Bonuses under this Plan, whether individually or collectively.

IV. EFFECTIVE DATE

      The Plan is effective January 1, 2005, and shall continue thereafter until terminated by the Committee. The Committee will review the Plan annually to determine its effectiveness in meeting stated objectives. The Plan Performance Period ("Plan Year") will be the Company's fiscal year beginning January 1st and ending December 31st annually.

      The Company's executive officers shall not be eligible to participate in the Plan unless and until the stockholders of the Company approve the Plan. While Target Awards may be established for such persons prior to stockholder approval, no Incentive Bonus shall be paid to any executive officer of the Company under the Plan until after stockholder approval of the Plan has been obtained. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m), the material terms of the Plan shall be disclosed to, and reapproved by, the stockholders of the Company no later than the first stockholders meeting that occurs in the fifth year following the year in which stockholders initially (and subsequently) approve the material terms of the Plan.

V. ELIGIBILITY

      Subject to Section IV of the Plan, all executive officers of the Company who are selected by the Committee are eligible to participate in the Plan. Participation in one Plan Year does not guarantee participation in successive years. The Committee will select Participants no later than March 31 of the Plan Year to which participation relates and will notify Participants of their eligibility to participate, and the terms thereof, in writing.

VI. OPERATION OF THE PLAN

      Each Participant shall be eligible to receive an Incentive Bonus if the Company meets or exceeds certain Performance Goals set each year by the Committee.

        A. Performance Goals. Not later than ninety (90) days after the commencement of any Plan Year (or such other date as may be permitted or required by Section 162(m), as applicable), the Committee will set in writing Performance Goals for such Plan Year.

        B. Target Award. At the time the Committee sets the Performance Goals for a particular Plan Year, it will also set in writing the percentage of each Participant's Base Compensation that will be awarded to the Participant if the established Performance Goals are achieved (the "Target Award"). The Target Award will be communicated in writing to each Participant.

        The Committee will establish the weightings for each Participant for performance within any category of the Performance Goals. If established, the weightings will be expressed as a percent of the Target Award that can be earned by the Participant from performance in each category.

        C. Range of Incentive Bonus Opportunities. Depending upon the level of achievement of Performance Goals, the actual Incentive Bonus opportunities for each Participant shall range from zero to a maximum of two (2) times the Target Award or the Participant's Guaranteed Bonus for a particular year, if higher. Notwithstanding the foregoing, in no event will any Participant receive an Incentive Bonus under the Plan in connection with any one Plan Year which exceeds $2,500,000.

        D. Achievement of Performance Goals. The determination of whether Performance Goals have been met shall be made by the Committee and shall (i) be based on financial results reflected in the Company's audited financial statements prepared in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) otherwise be objective, so that a third party having knowledge of the relevant facts could determine whether the Performance Goals have been met.

        Notwithstanding the foregoing, to the extent permitted under Section 162(m), as applicable, the Committee may determine prospectively, at the time that Performance Goals are established, whether or not to adjust any Performance Goals during or after the Plan Year to take into consideration any of the following events that occur during a Plan Year: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; or (h) any other identifiable event of a nonrecurring or extraordinary nature.

VII. PERFORMANCE CRITERIA

      The Committee shall establish Performance Goals within the time period prescribed by Section 162(m) based on one or more of the following Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a subsidiary or a division, region, department or function within the Company or a subsidiary: (1) earnings (including, but not limited to, earnings per share or other corporate measures); (2) profit (including, but not limited to, net profit, gross profit, operating profit, economic profit, profit margins or other profit measures); (3) net income; (4) revenue; (5) stock price or performance; (6) stockholder return; (7) return measures (including, but not limited to, return on assets, capital, equity or revenue); (8) growth of loans and deposits; (9) market share; (10) expenses (including, but not limited to, expense management, expense efficiency ratios or other expense measures); (11) business expansions or consolidation (including, but not limited to, acquisitions and divestitures); (12) internal rate of return;
(13) planning accuracy (as measured by comparing planned results to actual results); (14) number of customers or households; and (15) asset quality and charge-offs.

      Performance Goals with respect to the foregoing Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specifically-created index that disappears during a Plan Year shall be disregarded for the entire Plan Year. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). The Performance Goals that will be applied to the awards under this Plan will be distributed annually to Participants.

      Any payment of an Incentive Bonus must be approved by the Committee and shall be conditioned upon its receipt of information from the Company's Human Resource Department that the Performance Goals and any other material conditions were satisfied. Except as specifically provided herein, no Incentive Bonus may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to an Incentive Bonus in any manner to waive the achievement of an applicable Performance Goal or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Incentive Bonus to cease to qualify for exemption under Section 162(m). The Committee retains the discretion to reduce any Incentive Bonuses to be paid under the Plan for a given Plan Year, without regard to corporate or individual performance. Without limiting the foregoing, the Committee may take into account any personal performance evaluation of a Participant (including, but not limited to, the chief executive officer) as a basis for exercising such discretion.

VIII. PLAN FUNDING AND PAYOUT

      The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general creditor of the Company or any subsidiary. Incentive Bonuses will be paid by the Award Payment Date.

IX. NEW PARTICIPANTS

      If an individual begins employment as an executive or is promoted to an executive position during the Plan Year, the Committee, in its discretion, may determine whether such executive may participate in the Plan and, if so, the terms of such participation, which will be pro-rated based on the number of days he or she participated in the Plan during the Plan Year, unless the Committee determines otherwise.

X. TERMINATION OF EMPLOYMENT

      If a Participant terminates employment during a Plan Year for any reason other than Retirement, Disability, or death, no Incentive Bonus will be payable under the Plan.

      If a Participant's employment terminates during a Plan Year as a result of Retirement, Disability, or death, the Participant, his Beneficiary, or his estate in the absence of a Beneficiary, will receive a pro-rata portion of the Incentive Bonus determined as of the end of the Plan Year, based upon the number of days he or she was employed by the Company during the Plan Year. The proration will be based on the Participant's year-to-date Base Compensation for the Plan Year and the level of achievement of the Performance Goals as of the end of the Plan Year. The pro-rated award will be paid at the same time as Incentive Bonuses are paid to active Participants.

      If a Participant's employment terminates between the end of the Plan Year and the Award Payment Date for any reason other than for Cause, the full Incentive Bonus earned as of December 31 of the Plan Year will be paid. If the Participant's employment is terminated during this period for Cause, no Incentive Bonus will be paid.

XI. MISCELLANEOUS PROVISIONS

      A. Nonalienation of benefit. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including garnishment, attachment, pledge, or bankruptcy.

      B. Withholding of taxes. The Company shall have the authority and the right to deduct or withhold from any award payable under this Plan, or to require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

      C. Establishment of Base Compensation. Subject to Section VI(C) (Range of Incentive Bonus Opportunities), all awards under the Plan shall be calculated on Base Compensation earned during the Plan Year.

      D. Other benefit plans. No awards, payments, or benefits paid under this Plan shall be taken into account in determining any benefits under any retirement, profit sharing, or other associate benefit plan or arrangement to which the Company contributes, unless otherwise provided in such other benefit plan or arrangement.

      E. Plan expenses. Any expenses incurred in the administration of this Plan shall be borne by the Company.

      F. Right to continued employment. Participation in this Plan shall not be construed as giving any Participant the right to be retained in the employ of the Company. Nothing in the Plan shall interfere in any way with the right of the Company or any subsidiary to dismiss any Participant with or without Cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein.

      G. Construction of the Plan. The Plan shall be governed and interpreted in accordance with the laws of the State of Alabama, and shall be binding on and inure to the benefit of any successor or successors of the Company.

      H. Headings. The heading and subheadings in the Plan have been inserted for convenience and reference only and are not to be used in construing the instrument or any provisions hereof.

      I. Number and gender. The masculine pronoun used shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan requires otherwise.

      J. Power to amend and terminate the Plan. The Committee may, at any time, without the need for obtaining approval of the stockholders or the Participants, by an instrument in writing, amend or terminate the Plan, in whole or in part, or amend it in such respects as the Committee, in its sole discretion, deems appropriate and in the best interests of the Company and its stockholders. The Committee may condition any amendment or modification on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations, including, without limitation
Section 162(m). If any amendment or termination occurs during a Plan Year, the Committee shall determine when and to what extent Incentive Bonuses, if any, shall be paid for the portion of the Plan Year preceding the amendment or termination. Termination or amendment of the Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. Termination of the Plan after a Plan Year but before the Award Payment Date will not reduce Participants' rights to receive Incentive Bonuses for such Plan Year.

      K. Deferral of award. Subject to compliance with Code Section 409A and other applicable law, the Committee may permit a Participant to defer such Participant's receipt of the payment of Incentive Bonuses. If any such deferral is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which must be in compliance with Code Section 409A.

XII. DEFINITIONS

      When used herein, the following words and phrases shall have the meanings set forth below, unless a different meaning is clearly required by the context of the Plan.

        A. Award Payment Date shall mean the date on which Incentive Bonuses are paid to Participants, which may not be later than March 15 of the year following the Plan Year.

        B. Base Compensation shall mean income provided to the Participant for services rendered, (i.e., base salary, whether deferred or not, but excluding overtime, commissions, awards from other incentive programs, Company contributions to fringe benefit programs (other than pre-tax contributions by the Participant to plans maintained under Sections 125 or 401(k) of the Internal Revenue Code), and other "non-salary" income).

        C. Beneficiary shall mean the person or persons designated by the Participant to receive amounts payable under the Plan in the event of the Participant's death.

        D. Cause, as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or a subsidiary.

        E. Code shall mean the Internal Revenue Code of 1986, as amended.

        F. Committee shall mean the Compensation Committee of the Board of Directors of Regions Financial Corporation.

        G. Company shall mean Regions Financial Corporation, its affiliates and subsidiaries, or any successor(s) thereto.

        H. Disability shall mean a physical or mental condition which renders the Participant incapable of performing the work for which he was employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under the Company's long-term disability program and/or Social Security.

        I. Incentive Bonus shall mean the bonus paid to an eligible Participant under the Plan in connection with a particular Plan Year.

        J. Guaranteed Bonus shall mean any minimum annual bonus amount that a Participant is entitled to for a Plan Year pursuant to the terms of an employment agreement or change of control agreement as in effect on January 1, 2005 between such Participant and the Company.

        K. Participant shall mean any executive officer who is selected by the Compensation Committee to participate in the Plan with respect to a particular Plan Year.

        L. Performance Criteria shall mean those specific criteria listed in
Section VII from among which the Committee may set Performance Goals in each Plan Year.

        M. Performance Goal shall mean the performance goals established each Plan Year by the Committee based upon the Performance Criteria.

        N. Plan shall mean the Regions Financial Corporation Executive Bonus Plan, as set forth herein or in any amendments hereto.

        O. Plan Year shall mean any performance period which begins on January 1 and ends on December 31.

        P. Section 162(m) shall mean Section 162(m) of the Code and the regulations thereunder, as they may be amended from time to time.

        Q. Retirement shall mean the cessation of active employment by a Participant, whether such cessation is designated as "normal" (at age 65) or "early" (prior to age 65) retirement under the terms and conditions of the applicable Company-sponsored retirement plan.

      IN WITNESS WHEREOF, the Company has caused this Executive Bonus Plan to be executed this 6th day of April, 2005, to be effective as of the 1st day of January, 2005, subject to approval by the stockholders at the 2005 annual meeting.

                                             REGIONS FINANCIAL CORPORATION

                                             By:  /s/ Carl E. Jones, Jr.
                                             -------------------------------
                                             Carl E. Jones, Jr.
                                             Chairman and
                                             Chief Executive Officer

ATTEST:

/s/ R. Alan Deer
--------------------
R. Alan Deer
Corporate Secretary